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                                                                    Exhibit 11.1
                                                                    ------------

                       New Century Financial Corporation
             Statement Re Computation of Per Share Earnings (Loss)
                                  (Unaudited)
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                                            Six Months Ended June 30                   Three Months Ended June 30
                                          -----------------------------------------------------------------------
                                            1997            1996                        1997             1996
                                          -----------------------------------------------------------------------
Primary:

Net earnings (loss)                       $ 7,420,000      $ (815,000)                 $ 5,073,000    $  (317,000)
                                          =======================================================================

Weighted average number of common and
 common equivalent shares outstanding:
   Weighted average common shares
    outstanding                             7,373,226       6,348,618                    8,182,306      6,348,618
   Dilutive effect of stock options and
    warrants after application              3,390,780               -                    2,882,944              -
                                          -----------------------------------------------------------------------
                                           10,764,006       6,348,618                   11,065,250      6,348,618

Earnings (loss) per share                 $      0.69      $    (0.13)                 $      0.46    $     (0.05)
                                          =======================================================================
Fully Diluted:

Net earnings (loss)                       $ 7,420,000      $ (815,000)                 $ 5,073,000    $  (317,000)
                                          =======================================================================

Weighted average number of common and
 common equivalent shares outstanding:
   Weighted average common shares
    outstanding                             7,373,226       6,348,618                    8,182,306      6,348,618
   Dilutive effect of stock options
    and warrants after application          4,062,074               -                    3,484,470              -
                                          ------------------------------------------------------------------------
                                           11,435,300       6,348,618                   11,666,776      6,348,618

Earnings (loss) per share                 $      0.65      $    (0.13)                 $      0.43    $     (0.05)
                                          =======================================================================
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